News Release

FREYR Battery Reports Fourth Quarter and Full Year 2022 Results

New York, Oslo, and Luxembourg, February 27, 2023, FREYR Battery (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the fourth quarter and full year of 2022.

Highlights of the fourth quarter 2022 and subsequent events:
•With factory acceptance testing completed and final equipment installations nearing completion, FREYR is on track to commence operations at the Customer Qualification Plant (“CQP”) in the first quarter of 2023 as previously communicated. The official opening of the CQP is scheduled for March 28th, 2023, marking the start of the GWh scale era for the SemiSolid™ technology platform.
•In January 2023, FREYR announced the Company’s first E-Mobility offtake agreement with Impact Clean Power Technology (“Impact”) to supply 10 – 14 GWh of clean, next-generation, LFP-based battery cells from 2025 - 2030. The agreement will be based on the 24M Technologies, Inc. (“24M”) SemiSolid™ platform using a similar form factor to most of FREYR’s energy storage systems (“ESS”) offtake agreements. FREYR is targeting the commercial and passenger vehicle markets to complement the Company’s robust commercial traction in the rapidly growing ESS space.
•In December 2022, FREYR announced that the Company had finalized the formal establishment of a downstream joint venture with Nidec Corporation (TSE 6594) (“Nidec”). The joint venture, called Nidec Energy AS, is intended to develop and supply highly competitive, integrated battery energy storage solutions and products with low environmental impact.
•In December 2022, FREYR announced that as one of the prerequisites to establishing the Nidec Energy joint venture, a package of 24M sample cells was sent to a leading independent third-party laboratory for testing on behalf of Nidec. The sample cells exhibited top quartile gravimetric energy density performance for LFP graphite batteries, demonstrated very similar and stable behavior across the cells over several cycles, and exhibited best-in-class performance for thermal stability, indicating robust safety characteristics.
•In December 2022, FREYR priced and closed an underwritten public offering of 23 million Ordinary Shares at a public offering price of $11.50 per share before underwriting discounts. The gross proceeds of the offering, which closed on December 5, 2022, were $264.5 million.
•The Company appointed Jason Forcier and Dr. Dan Steingart as independent members of FREYR’s Board of Directors effective December 21, 2022, and January 9, 2023, respectively. Mr. Forcier and Dr. Steingart collectively bring decades of industry, technical, and advisory experience in the lithium-ion battery sector to FREYR.
•On November 11th, 2022, FREYR announced the selection and purchase of the 368-acre site for the Company’s Giga America clean battery manufacturing project in Coweta County, Georgia. The project is expected to be developed in multiple phases beginning with an initial battery cell production module of approximately 34 GWh at a preliminarily estimated capital investment of $1.7 billion. Giga America is supported by a combined state and local incentive package of approximately $410 million over the multiple phase life of the project.
1 | News Release | FREYR Battery | www.freyrbattery.com/news

“The fourth quarter was punctuated by our successful secondary equity offering and the launch of our expansion into the U.S., which we have since decided to accelerate further,” remarked Tom Einar Jensen, FREYR’s Co-Founder and CEO. “Turning our attention to the road immediately ahead, we are announcing the operational startup of the CQP on March 28th, which represents the inaugural launch of clean, next-generation battery technology production on the 24M platform at GWh scale marking a fundamental milestone for the SemiSolid™ Technology platform.”

“We expect 2023 to be a truly exciting and transformative year for FREYR and our 24M licensing partners as we move into live battery production. Our teams are working tirelessly to achieve key milestones that include, among other things, producing testable batteries from the CQP, continuing the construction of Giga Arctic, running several financing processes in parallel, developing new strategic relationships, and bringing initial production from Giga America online as fast as possible. We ended the year with a nearly identical cash balance to what we started with in 2022 and have in the meantime made strong progress across our entire value chain with an opportunity set in front of us which is more robust than ever.” concluded Jensen.
Business Update
•FREYR is on track to start operations of the CQP in 1Q 2023 as previously communicated. The Company has successfully completed all 14 of 14 factory acceptance tests and 10 of 14 site acceptance tests. The projected ramp of production at the CQP following operational startup is expected to mark initial production of the 24M SemiSolidTM technology and document the viability of the platform at GWh scale.
•FREYR is accelerating the Company’s expansion in the U.S. by evaluating multiple options to fast-track the start of production at Giga America. The decision to accelerate development to a targeted 2025 start of production in the U.S. is intended to maximize the financial benefits of the Inflation Reduction Act (“IRA”) incentive package; aligns with surging customer demand for dedicated ESS cell production; and is consistent with broadening interest from third parties to explore strategic and/or financial partnerships.
•The State of Georgia and Coweta County financial assistance packages tied to FREYR’s Giga America development are currently in various stages of proceedings and approvals through the relevant channels. On February 15th, 2023, the Coweta County authorities closed a tranche of Industrial Revenue Bonds that are associated with an estimated $227 million of tax abatements over a 20-year Giga America project time horizon. Additionally, the Coweta County Superior Court has validated an approximately $20 million grant to assist with FREYR’s U.S. plant development, with closing anticipated in short order. Total incentives from the state and county amount to approximately $410 million over multiple phases under certain conditions.
•As the Company approaches the start of operations at the CQP, several advanced financing processes are ongoing with strategic, financial, and government stakeholders to explore funding solutions for key growth initiatives to drive parallel giga scale development and supply chain localization in the U.S., Norway, and the Nordic region.
•FREYR is working closely with key stakeholders in Norway and the European Union (“EU”) to unlock a targeted response to the incentives under the U.S. IRA. In anticipation of further regulatory clarity in 2023, the Company is continuing to develop Giga Arctic at a measured pace to facilitate optimization of project economics from localized incentives.
•FREYR’s corporate, operational, and technical development is benefiting from deepening collaboration with partners across the growing global 24M licensee ecosystem. With the initial projected start of giga scale production on the 24M platform at FREYR’s CQP nearing, the strategic alignment throughout the 24M network is expected to yield continued learnings and strategic partnership opportunities.

2 | News Release | FREYR Battery | www.freyrbattery.com/news

Results Overview, Financing, and Liquidity
•FREYR reported net income attributable to ordinary shareholders for the fourth quarter of 2022 of $25.3 million, or $0.20 per diluted share compared to a net loss for the fourth quarter 2021 of $(28.9) million or $(0.24) per diluted share. The net gain in the fourth quarter of 2022 was due in part to a non-cash $59.8 million gain on the fair value adjustment to our warrant liability. This adjustment can vary materially from period-to-period based on several factors, including changes to FREYR’s stock price.

•For the full year ended December 31, 2022, FREYR reported net loss attributable to ordinary shareholders of $(98.8) million, or $(0.83) per diluted share. The net loss was due to corporate overhead, spending to support FREYR's projects and business development activities, and research and development spending, partially offset by gains on changes in warranty liabilities.

•As of December 31, 2022, FREYR had cash, cash equivalents, and restricted cash of $563.0 million.

Business Outlook
FREYR is focused on advancing the following strategic mandates and milestones over the next 12 months:
•Successfully complete the start of operations at the CQP in 1Q 2023. The capability to produce sample cells from the CQP is expected to accelerate and cement customer dialogues, fortify FREYR’s competitive position, demonstrate the scalability of the 24M manufacturing process, and satisfy key technical performance milestones.
•Accelerate the Company’s expansion in the U.S. with a new targeted start of production of 2025 for Giga America to address customer inquiries for fit-for-purpose ESS solutions and to maximize the financial impact of the IRA along with state and local tax incentive packages. FREYR is pursuing fast-tracked development of the previously planned Giga America project schedule to commence production by 2025.
•Work with leading strategic, financial, and government stakeholders to advance FREYR’s capital formation journey. FREYR’s intensifying financing processes include prospective project and/or parent-level investment discussions; initial engagement with the U.S. Department of Energy to secure a financial assistance package; advancing the Giga Arctic project financing, and a range of industrial partnership opportunities.
•Progress construction on the Giga Arctic development while prudently managing capital spending in advance of the anticipated close of the project financing and expected Norwegian and/or EU responses to the IRA.
•Advance discussions that will further FREYR’s ambition to be an industrial scaling partner of choice for leading complementary technology platforms that target distinct and additional end market applications across the ESS, passenger EV, and commercial electric mobility markets.
•Continue to broaden and augment FREYR’s value proposition with the intention to maximize sustainable long-term shareholder value and enhance the Company’s competitive position. Key objectives in accordance with this strategy are to continue to forge new strategic and financial partnerships that advance and accelerate the Company’s industrialization plan and capital formation.

3 | News Release | FREYR Battery | www.freyrbattery.com/news

Presentation of Fourth Quarter and Full Year 2022 Results
A presentation will be held today, February 27, 2023, at 7:30 am Eastern Standard Time (1:30 pm Central European Time) to discuss financial results for the fourth quarter and full year 2022. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
United Kingdom: 020 3936 2999
United States: 1 (646) 664 1960
All other locations: +44 20 3936 2999
The participant passcode for the call is: 649807
A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/freyr-battery-q4-2022-earnings-conference-call on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx.

***

4 | News Release | FREYR Battery | www.freyrbattery.com/news

About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in the U.S. and Vaasa, Finland. FREYR intends to deliver a minimum of 50 GWh of battery cell capacity by 2025, over 100 GWh of annual capacity by 2028, and over 200 GWh of annual capacity by 2030. To learn more about FREYR, please visit www.freyrbattery.com.
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161
Media contact:
Katrin Berntsen
Vice President, Communication
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570
Cautionary Statement Concerning Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, statements regarding the development, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, Giga America, and other planned or future production facilities or Gigafactories (collectively, the “FREYR Facilities”); Giga America’s initial battery cell production module of approximately 34 GWh; the progress and expected outcomes of FREYR’s industrialization plans and capital formation; FREYR’s targeted start and ramp up of sample cell production in 1Q 2023; the progress and development of FREYR’s strategic and financial partnerships; the progress and development of FREYR’s joint ventures and partnerships; exploration of or progress toward additional debt or equity capital raises, including securing financial support to fund FREYR’s planned expansion; FREYR’s ability to advance strategic initiatives to further its aspirations to become an industrial partner of choice in the clean battery space; FREYR’s commitment to accelerating its development plans in the U.S. based on the financial incentives attendant to the proposed Inflation Reduction Act or from any state or local governments; the expectation that the sample cells from the CQP will accelerate customer dialogues, fortify FREYR’s competitive position, demonstrate the scalability of the 24M manufacturing process, and satisfy key technical performance milestones; the progress of discussions that will further FREYR’s ambition to be a scaling partner of choice for leading parallel technology platforms that target distinct and complimentary end market applications across the ESS, passenger EV, and commercial electric mobility spaces; FREYR’s intention to maximize sustainable long-term shareholder value and enhance its competitive position; FREYR’s intention to establish decarbonized and localized supply chains; the development of 24M Technologies, Inc.’s technologies and their use in the FREYR Facilities; and the attainment of operational milestones are forward looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022 and (ii) FREYR's Annual Report on Form 10-K for the year ended December 31, 2022 that is expected to be filed with the SEC on February 27, 2023, available on the SEC’s website at www.sec.gov.
5 | News Release | FREYR Battery | www.freyrbattery.com/news

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
6 | News Release | FREYR Battery | www.freyrbattery.com/news

FREYR BATTERY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$443,063	$563,956
Restricted cash	119,982	1,671
Prepaid assets	8,293	15,882
Other current assets	8,117	1,282
Total current assets	579,455	582,791

Property and equipment, net	210,777	21,062
Intangible assets, net	2,963	—
Convertible note	19,954	20,231
Equity method investments	—	2,938
Right-of-use asset under operating leases	14,538	—
Other long-term assets	11	11
Total assets	$827,698	$627,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,765	$3,813
Accrued liabilities and other	51,446	19,773
Share-based compensation liability	4,367	2,211
Total current liabilities	62,578	25,797

Warrant liability	33,849	49,124
Operating lease liability	11,144	—
Long-term share-based compensation liability	—	6,627
Total liabilities	107,571	81,548

Commitments and contingencies

Shareholders' equity
Ordinary share capital, no par value, 245,000 ordinary shares authorized as of both December 31, 2022 and December 31, 2021; 139,854 and 139,705 ordinary shares issued and outstanding, respectively, as of December 31, 2022; and 116,854 ordinary shares both issued and outstanding as of December 31, 2021	139,854	116,854
Additional paid-in capital	772,602	533,418
Treasury stock	(1,041)	—
Accumulated other comprehensive income (loss)	9,094	(524)
Accumulated deficit	(203,054)	(104,263)
Total ordinary shareholders' equity	717,455	545,485

Non-controlling interests	2,672	—
Total equity	720,127	545,485

Total liabilities and equity	$827,698	$627,033
7 | News Release | FREYR Battery | www.freyrbattery.com/news

FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except per Share Amounts)

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Operating expenses:
General and administrative	$29,469	$15,510	$107,357	$61,755
Research and development	4,380	2,607	13,574	13,816
Share of net loss of equity method investee	426	62	1,557	62
Total operating expenses	34,275	18,179	122,488	75,633
Loss from operations	(34,275)	(18,179)	(122,488)	(75,633)

Other income (expense):
Warrant liability fair value adjustment	59,771	(10,686)	14,183	(21,859)
Convertible note fair value adjustment	(544)	—	(277)	—
Interest income, net	1,691	256	1,780	314
Foreign currency transaction (loss) gain	(2,903)	498	2,512	1,325
Redeemable preferred shares fair value adjustment	—	(75)	—	—
Other income, net	1,227	150	5,171	2,475
Total other income (expense)	59,242	(9,857)	23,369	(17,745)
Income (loss) before income taxes	24,967	(28,036)	(99,119)	(93,378)
Income tax expense	—	—	—	—
Net income (loss)	24,967	(28,036)	(99,119)	(93,378)
Net loss attributable to non-controlling interests	328	—	328	—
Net income (loss) attributable to ordinary shareholders	$25,295	$(28,036)	$(98,791)	$(93,378)

Weighted average ordinary shares outstanding:
Basic	123,455	116,597	118,474	75,363
Diluted	127,889	116,597	118,474	75,363

Net income (loss) per share:
Basic	$0.20	$(0.24)	$(0.83)	$(1.24)
Diluted	$0.20	$(0.24)	$(0.83)	$(1.24)

Other comprehensive income (loss):
Net income (loss)	$24,967	$(28,036)	$(99,119)	$(93,378)
Foreign currency translation adjustments	26,165	(858)	9,618	(1,182)
Total comprehensive income (loss)	51,132	(28,894)	(89,501)	(94,560)
Comprehensive loss attributable to non-controlling interests	328	—	328	—
Comprehensive income (loss) attributable to ordinary shareholders	$51,460	$(28,894)	$(89,173)	$(94,560)

8 | News Release | FREYR Battery | www.freyrbattery.com/news

FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the years ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(99,119)	$(93,378)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	8,643	14,818
Depreciation and amortization	478	120
Loss on US joint venture consolidation	1,619	—
Reduction in the carrying amount of lease assets	1,458	—
Warrant liability fair value adjustment	(14,183)	21,859
Convertible note fair value adjustment	277	—
Share of net loss of equity method investee	1,557	62
Foreign currency transaction net unrealized gain	(2,868)	—
Other	2	(131)
Changes in assets and liabilities:
Prepaid assets and other current assets	(3,664)	(16,419)
Other long-term assets	—	(230)
Accounts payable, accrued liabilities and other	17,385	10,163
Operating lease liability	(1,594)	—
Net cash used in operating activities	(90,009)	(63,136)

Cash flows from investing activities:
Proceeds from property related grants	10,461	—
Purchases of property and equipment	(180,787)	(13,775)
Investments in equity method investee	(3,000)	—
Asset acquisition, cash acquired	300	—
Investments in convertible note	—	(20,000)
Purchases of other long-term assets	(2,000)	(12)
Net cash used in investing activities	(175,026)	(33,787)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares, net	251,124	—
Repurchase of treasury shares	(1,052)	—
Proceeds from Business Combination	—	70,836
Proceeds from PIPE Investment, net	—	573,666
Proceeds from issuance of redeemable preferred shares	—	7,500
Payments for the Norway Demerger	—	(3,002)
Net cash provided by financing activities	250,072	649,000

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	12,381	(1,395)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,582)	550,682
Cash, cash equivalents, and restricted cash at beginning of period	565,627	14,945
Cash, cash equivalents, and restricted cash at end of period	$563,045	$565,627

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$443,063	$563,956
Restricted cash	119,982	1,671
Cash, cash equivalents, and restricted cash	$563,045	$565,627
9 | News Release | FREYR Battery | www.freyrbattery.com/news